As filed with the Securities and Exchange Commission on January 9, 1996

                                             Registration No. 33-______


              SECURITIES AND EXCHANGE COMMISSION
                    WASHINGTON, D.C.  20549
                     _____________________

                           FORM S-3
                    REGISTRATION STATEMENT
                             Under
                  THE SECURITIES ACT OF 1933
                     _____________________

                LOUISIANA POWER & LIGHT COMPANY
    (Exact name of registrant as specified in its charter)


      State of Louisiana                  72-0245590
 (State or other jurisdiction          (I.R.S. Employer
     of incorporation or             Identification No.)
        organization)
                       639 Loyola Avenue
                 New Orleans, Louisiana 70113
                         504-529-5262
 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


       JOHN J. CORDARO              WILLIAM J. REGAN, JR.
          President              Vice President and Treasurer
   Louisiana Power & Light         Louisiana Power & Light
           Company                         Company
      639 Loyola Avenue               639 Loyola Avenue
New Orleans, Louisiana  70113   New Orleans, Louisiana  70113
         504-576-5851                    504-576-4308



   LAURENCE M. HAMRIC, Esq.       THOMAS J. IGOE, JR., Esq.
   DENISE C. REDMANN, Esq.            KEVIN STACEY, Esq.
    Entergy Services, Inc.            Reid & Priest LLP
      639 Loyola Avenue              40 West 57th Street
New Orleans, Louisiana  70113     New York, New York  10019
         504-576-2095                    212-603-2000

(Names, addresses, including zip codes, and telephone numbers, including area codes, of agents for service)

     An approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective when warranted by market conditions and other factors.



     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, check the following box. [ ]

     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [x]

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] ________.

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] __________.

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ].

                CALCULATION OF REGISTRATION FEE
                                Proposed      Proposed
 Title of each   Amount to       maximum       maximum    Amount of
   class of         be          offering      aggregate   registration
 securities to   registered        price       offering   fee
 be registered                  per  unit     price (1)
                                   (1)
Debt Securities  $350,000,000      100%     $350,000,00   $120,689.66

(1) Estimated solely for the purpose of calculating the registration fee, pursuant to Rule 457(o).


     The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                      Subject to Completion,
                                      Dated January 9, 1996



P R O S P E C T U S

                        $350,000,000

               LOUISIANA POWER & LIGHT COMPANY

                       Debt Securities
                _____________________________

     Louisiana Power & Light Company ("LP&L" or the "Company") intends to offer from time to time up to $350,000,000 aggregate principal amount of debt securities (the "Debt Securities") in one or more series, at prices and upon terms to be determined at the time or times of sale. For each issue of the Debt Securities (the "Offered Securities") there will be a Prospectus Supplement ("Prospectus Supplement") accompanying this Prospectus that will set forth the terms and provisions thereof, including without limitation and to the extent applicable, the specific designation, aggregate principal amount, denomination, maturity, premium, if any, rate of interest (which may be fixed or variable) or method of calculation thereof, time of payment of interest, any terms for redemption, any sinking fund provisions, the initial public offering price, the names of any underwriters or agents, the principal amounts, if any, to be purchased by the underwriters, the compensation of such underwriters or agents, the amount and proposed use of proceeds to the Company from the Offered Securities, and any other special terms of or pertinent information with respect to the Offered Securities and the Company.


THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE
SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON
THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

     The Company may sell the Debt Securities through one or more underwriters, dealers or agents, or directly to one or more purchasers. The Prospectus Supplement will set forth the names of the underwriters, dealers or agents, if any, any applicable commissions or discounts and the net proceeds to the Company from any such sale of the Offered Securities. See "Plan of Distribution."
                       _______________

  The date of this Prospectus is ___________________, 1996.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO THE REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

                       _______________

     IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SECURITIES OFFERED HEREBY OR ANY OTHER SECURITIES OF THE COMPANY AT LEVELS ABOVE THOSE WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                    AVAILABLE INFORMATION

     The Company is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). Such reports include information, as of particular dates, concerning the Company's directors and officers, their remuneration, the principal holders of the Company's securities and any material interests of such persons in transactions with the Company. Such reports and other information filed by the Company can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth Street N.W., Room 1024, Washington, D.C. 20549-1004; and at the following Regional Offices of the Commission: Chicago Regional Office, 500 W. Madison Street, Suite 1400, Chicago, Illinois 60661, and New York Regional Office, 7 World Trade Center, 13th Floor, New York, New York 10048. Copies of such material can also be obtained at prescribed rates from the Public Reference Branch of the Commission at its principal office at 450 Fifth Street N.W., Washington, D.C. 20549-1004. Reports and other information concerning the Company may also be inspected at the office of the New York Stock Exchange at 20 Broad Street, New York, New York 10005, on which exchange certain of the Company's securities are listed.


       INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents filed by the Company with the Commission pursuant to the Exchange Act are incorporated herein by reference:

          1. The Company's Annual Report on Form 10-K for the year ended December 31, 1994 (the "1994 10-K").

          2. The Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 1995.

          3. The Company's Quarterly Report on Form 10-Q for the quarter ended June 30, 1995.

          4. The Company's Quarterly Report on Form 10-Q for the quarter ended September 30, 1995.

     In addition, all documents filed by the Company with the Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act after the date of this Prospectus and prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing of such documents (such documents, and the documents enumerated above, being herein referred to as "Incorporated Documents," provided, however, that the documents enumerated above or subsequently filed by the Company pursuant to Section 13, 14 or 15(d) of the Exchange Act prior to the filing of the Company's next Annual Report on Form 10-K with the Commission shall not be Incorporated Documents or be incorporated by reference in this Prospectus or be a part hereof from and after any such filing of an Annual Report on Form 10-K).

     Any statement contained in an Incorporated Document shall be deemed to be modified or superseded for all purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed Incorporated Document or in a Prospectus Supplement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

     The Company hereby undertakes to provide without charge to each person, including any beneficial owner, to whom a copy of this Prospectus has been delivered, on the written or oral request of any such person, a copy of any or all of the Incorporated Documents, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference herein. Requests for such copies should be directed to Christopher T. Screen, P.O. Box 61000, New Orleans, La. 70161, telephone: (504) 576-4212. The information relating to the Company contained in this Prospectus and any accompanying Prospectus Supplement does not purport to be comprehensive and should be read together with information contained in the Incorporated Documents.

     No person has been authorized to give any information or to make any representation not contained in this Prospectus, as supplemented or amended, or with respect to the Debt Securities, and, if given or made, such information or representation must not be relied upon as having been authorized by the Company or any other person. This Prospectus does not constitute an offer to sell or a solicitation of any offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

     Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date of this Prospectus.

                         THE COMPANY

      The Company was incorporated under the laws of the State of Louisiana on October 15, 1974 and is the successor by merger to a predecessor Louisiana Power & Light Company, which was incorporated under the laws of the State of Florida in 1927. The merger became effective on February 18, 1975. The Company's principal executive offices are located at 639 Loyola Avenue, New Orleans, Louisiana 70113. Its telephone number is 504-529-5262.

      The Company is an electric public utility company with substantially all of its operations in the State of Louisiana. All of the outstanding common stock of the Company is owned by Entergy Corporation ("Entergy"), a Delaware Corporation. Entergy is a registered public utility holding company under the Public Utility Holding Company Act of 1935, as amended ("Holding Company Act"). The Company, Arkansas Power & Light Company ("AP&L"), Gulf States Utilities Company,"" Mississippi Power & Light Company ("MP&L") and New Orleans Public Service Inc. ("NOPSI") are operating electric utility subsidiaries of Entergy. Entergy also owns, among other things, all of the common stock of System Energy Resources, Inc.,"" a generating company, and Entergy Operations, Inc., a nuclear management services company.

      The Company, AP&L, MP&L and NOPSI own all of the capital stock of System Fuels, Inc., a special purpose company which implements and/or maintains certain programs for the procurement, delivery and storage of fuel supplies for Entergy subsidiaries, including the Company.

      The foregoing information relating to the Company does
not  purport to be comprehensive and should be read together
with   the   financial  statements  and  other   information
contained in the Incorporated Documents.

                       USE OF PROCEEDS

       Except as otherwise described in any Prospectus Supplement, the net proceeds to be received from the issuance and sale of the Offered Securities are expected to be applied primarily to the redemption, repurchase, repayment or retirement of outstanding indebtedness of the Company, and for other general corporate purposes. The interest rate and maturity of any indebtedness to be discharged with the proceeds of any series of the Debt
Securities  will  be set forth in the applicable  Prospectus
Supplement.


             RATIO OF EARNINGS TO FIXED CHARGES


                         Twelve Months Ended
      September 30                December 31,
              1995      1994     1993    1992    1991   1990

 Ratios
 of
 Earnings
 to Fixed    3.26       2.91   3.06     2.79    2.40   2.32
 Charges(a)



_______________________

(a) "Earnings," as defined by Commission Regulation S-K, represent the aggregate of (1) net income, (2) taxes based on income, (3) investment tax credit adjustments-net and (4) fixed charges. "Fixed Charges" include interest (whether expensed or capitalized), related amortization and interest applicable to rentals charged to operating expenses.

               DESCRIPTION OF DEBT SECURITIES

       Set forth below are certain general terms and provisions of the Debt Securities, which may be issued from time to time in one or more series. The particular terms of each series of Offered Securities will be described in a Prospectus Supplement relating thereto. Accordingly, for a description of the terms of any particular series, reference must be made to both the description set forth below and the Prospectus Supplement relating thereto.

      The statements under this heading do not purport to be complete and are subject to the detailed provisions of an Indenture to be dated as of March 1, 1996, (the "Indenture") between the Company and Chemical Bank, as trustee (the "Trustee"), a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part. References in parentheses below refer to section numbers in the Indenture and capitalized terms not otherwise defined herein shall have the respective meanings ascribed to them in the Indenture.

General

      The Debt Securities may be issued in one or more new series under the Indenture. The Indenture does not contain any limitation on the principal amount of Debt Securities which may be issued thereunder. The Debt Securities initially will be secured obligations of the Company, entitled to a lien on the Company's assets subject to the first lien of the Company's Mortgage and Deed of Trust, dated as of April 1, 1944, to The Chase National Bank of The City of New York (Bank of Montreal Trust Company, successor) (the "Mortgage Corporate Trustee"), and Carl E. Buckley (Mark F. McLaughlin, successor), as Trustees (together, the "Mortgage Trustees"), as heretofore supplemented and amended by Fifty Supplemental Indentures, and as hereafter supplemented and amended (the "Mortgage").

      The lien of the Indenture is junior and subordinate to the lien of the Mortgage on substantially all of the Company's electric utility plant properties. At September 30, 1995, approximately $725.5 million principal amount of bonds were outstanding under the Mortgage. Such bonds and all other bonds issued or to be issued under the Mortgage are hereinafter referred to as "First Mortgage Bonds."

      See "Discharge of Lien" for a discussion of provisions of the Indenture pursuant to which, subject to the satisfaction of specified conditions, all of the Mortgaged Property would be released from the lien of the Indenture and the Debt Securities would become unsecured obligations of the Company.

     Reference is made to the Prospectus Supplement relating to any particular series of Offered Securities for the following terms, among others: (1) the title of such Debt Securities; (2) any limit on the aggregate principal amount of such Debt Securities or the series of which they are a part; (3) the date or dates on which the principal of any of such Debt Securities will be payable; (4) the rate or rates at which any of such Debt Securities will bear interest, if any, the date or dates from which any such interest will accrue, the Interest Payment Dates on which any such interest will be payable and the Regular Record Date for any such interest payable on any Interest Payment Date; (5) the place or places where the principal of and premium, if any, and interest on any of such Debt Securities will be payable;
(6) the period or periods within which, the price or prices at which and the terms and conditions on which any of such Debt Securities may be redeemed, in whole or in part, at the option of the Company; (7) the obligation, if any, of the Company to redeem or purchase any of such Debt Securities pursuant to any sinking fund or analogous provision or at the option of the Holder thereof, and the period or periods within which, the price or prices at which and the terms and conditions on which any of such Debt Securities will be redeemed or purchased, in whole or in part, pursuant to any such obligation; (8) the denominations in which any of such Debt Securities will be issuable, if other than denominations of $1,000 and integral multiples thereof; (9) if the amount of principal of or any premium or interest on any of such Debt Securities will be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined; (10) if any such Debt Securities will be issued in global form and, if so, any and all matters incidental to such Debt Securities; (11) any addition to the Events of Default applicable to any of such Debt Securities; (12) any addition to the covenants of the Company for the benefit of the Holders of such Debt Securities in the Indenture; and (13) any other terms of such Debt Securities not inconsistent with the provisions of the Indenture. (Section 301).

Form, Exchange and Transfer

     Unless otherwise specified in the applicable Prospectus Supplement, the Debt Securities of each series will be issuable only in fully registered form without coupons and in denominations of $1,000 and any integral multiple thereof. (Sections 201 and 302).

      At the option of the Holder, subject to the terms of the Indenture and the limitations applicable to global securities, Debt Securities of any series will be exchangeable for other Debt Securities of the same series, of any authorized denomination and of like tenor and aggregate principal amount. (Section 305).

       Subject to the terms of the Indenture and the limitations applicable to global securities, Debt Securities may be presented for exchange as provided above or for registration of transfer (duly endorsed or accompanied by a duly executed instrument of transfer) at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose. The Company may designate itself the Security Registrar. Except as otherwise provided in the applicable Prospectus Supplement, no service charge will be made for any registration of transfer or exchange of Debt Securities, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith. Such transfer or exchange will be effected upon the Security Registrar or such transfer agent, as the case may be, being satisfied with the documents of title and identity of the person making the request. (Section 305). Any transfer agent (in addition to the Security Registrar) initially designated by the Company for any Debt Securities will be named in the applicable Prospectus Supplement. The Company may at any time designate additional transfer agents or rescind the designation of any transfer agent or approve a change in the office through which any transfer agent acts, except that the Company will be required to maintain a transfer agent in each Place of Payment for the Debt Securities of each series. (Section 602).

     The Company will not be required to (i) issue, register the transfer of, or exchange any Debt Security or any Tranche thereof during a period beginning at the opening of business 15 days before the day of mailing of a notice of redemption of any such Debt Security called for redemption and ending at the close of business on the day of such mailing or (ii) register the transfer of or exchange any Debt Security so selected for redemption, in whole or in part, except the unredeemed portion of any such Debt Security being redeemed in part. (Section 305).

Payment and Paying Agents

     Unless otherwise indicated in the applicable Prospectus Supplement, payment of interest on a Debt Security on any Interest Payment Date will be made to the person in whose name such Debt Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest. (Section 307).

     Unless otherwise indicated in the applicable Prospectus Supplement, principal of and any premium and interest on the Debt Securities of a particular series will be payable at the office of such Paying Agent or Paying Agents as the Company may designate for such purpose from time to time. Unless otherwise indicated in the applicable Prospectus Supplement, the corporate trust office of the Trustee in New York City will be designated as the Company's sole Paying Agent for payments with respect to Debt Securities of each series. Any other Paying Agents initially designated by the Company for the Debt Securities of a particular series will be named in the applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that the Company will be required to maintain a
Paying Agent in each Place of Payment for the Debt Securities of a particular series. (Section 602).

      All moneys paid by the Company to a Paying Agent for the payment of the principal of or any premium or interest on any Debt Security which remain unclaimed at the end of two years after such principal, premium or interest has become due and payable will be repaid to the Company, and the Holder of such Debt Security thereafter may look only to the Company for payment thereof. (Section 603).

Redemption

      Any terms for the optional or mandatory redemption of any series of Debt Securities will be set forth in the applicable Prospectus Supplement. Except as shall otherwise be provided in the applicable Prospectus Supplement with respect to Debt Securities that are redeemable at the option of the Holder, Debt Securities will be redeemable only upon notice by mail not less than 30 nor more than 60 days prior to the date fixed for redemption, and, if less than all the Debt Securities of a series, or any Tranche thereof, are to be redeemed the particular Debt Securities to be redeemed will be selected by such method as shall be provided for any particular series, or in the absence of any such provision, by such method of random selection as the Security Registrar deems fair and appropriate. (Sections 403 and 404).

      Any notice of redemption at the option of the Company may state that such redemption will be conditional upon receipt by the Paying Agent or Agents, on or prior to the date fixed for such redemption, of money sufficient to pay the principal of and premium, if any, and interest, if any, on such Debt Securities and that if such money has not been so received, such notice will be of no force and effect and the Company will not be required to redeem such Debt Securities. (Section 404).

     Except as may be provided in the applicable Prospectus
Supplement, the Debt Securities will not have the benefit of a sinking fund.

Security

      Except as otherwise contemplated below under this heading and under "Issuance of Debt Securities," and subject to the exceptions specifically discussed under "Discharge of Lien" and under "Defeasance," all Outstanding Debt Securities will be secured, equally and ratably, by the Indenture, which constitutes, in the opinion of counsel for the Company, a lien on substantially all electric utility plant properties of the Company (except properties released under the terms of the Indenture and except as stated below), subject to, among other things, (1) the first lien of the Mortgage and other excepted encumbrances, (2) minor defects and encumbrances customarily found in properties of like size and character which do not materially impair the use of the property affected thereby in the conduct of the business of the Company, and (3) other liens, defects and encumbrances, if any, existing or placed thereon at the time of acquisition thereof by the Company and except as limited by bankruptcy law. There are excepted from the lien certain property including, among other things, cash, deposit accounts, securities; contracts, leases and other agreements of all kinds; contract rights, bills, notes and other instruments; revenues, accounts and accounts receivable and unbilled revenues, claims, demands and judgments; governmental and other licenses, permits, franchises, consents and allowances (except to the extent that any of the same constitute rights or interests relating to the occupancy or use of real property); certain intellectual property rights and other general intangibles; vehicles, movable equipment and aircraft; all goods, stock in trade, wares, merchandise and inventory held for sale or lease in the ordinary course of business; materials, supplies, inventory and other personal property consumable in the operation of the Mortgaged Property; fuel; portable tools and equipment; furniture and furnishings; computers and data processing, telecommunications and other facilities used primarily for administrative or clerical purposes or otherwise not used in connection with the operation or maintenance of electric, gas or water utility facilities; coal, ore, gas, oil and other minerals and timber; electric energy, gas (natural or artificial), steam, water and other products generated, produced, manufactured, purchased or otherwise acquired by the Company; real property, gas wells, pipe lines, and other facilities used primarily for the production or gathering of natural gas; and leasehold
interests   held  by  the  Company  as  lessee.    (Granting
Clauses).   The  Mortgage has similar,  but  not  identical,
exceptions.

     The Indenture contains provisions for subjecting after-acquired property (subject to the Mortgage and pre-existing liens) to the lien thereof, subject to limitations in the case of consolidation, merger or sale of substantially all of the Company's assets and subject to the Company's right to exclude from the Lien of the Indenture any kind or character of property. See "Modification of Indenture."
""     While the Indenture contains provisions for the
maintenance of the Mortgaged Property, it does not contain any provisions for a maintenance fund.

      The Indenture provides that the Trustee shall have a lien upon the Mortgaged Property, prior to the Debt Securities, for the payment of their reasonable compensation, expenses and disbursements and for indemnity against certain liabilities.

""Issuance of Debt Securities

     The aggregate principal amount of Debt Securities which may be authenticated and delivered under the Indenture is unlimited. (Section 301). So long as the Lien of the
Indenture has not been discharged, Debt Securities of any series may be issued from time to time only on the basis of:

           (1) Total Equity, so long as (i) the amount of Debt Securities to be so issued does not exceed the Collateral Balance and (ii) the sum of the aggregate principal amount of Debt Securities previously authenticated and delivered on the basis of Total Equity which are Outstanding and the aggregate principal amount of Debt Securities to be so issued does not exceed three times the amount of Total Equity ("Total Equity Test");

           (2)   the  aggregate principal  amount  of  First
     Mortgage Bonds delivered to the Trustee, so long as the amount of Debt Securities to be so issued does not exceed the Collateral Balance; or

          (3) an amount of cash deposited with the Trustee, so long as the amount of Debt Securities to be so issued does not exceed the Collateral Balance. (Article
     Fifteen).

      "Total Equity" is defined in the Indenture to mean the sum of the capital stock (excluding treasury stock and capital stock subscribed for and unissued) and surplus (including earned surplus, paid-in surplus, capital surplus and the balance of current profit and loss account not transferred to surplus) accounts of the Company appearing on a balance sheet of the Company prepared as of the date of determination in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements of the Company filed with the Commission.

      "Collateral Balance" is defined in the Indenture to mean the Book Value of Mortgaged Property determined as of a stated date (the "Collateral Balance Date") which shall be not more than six months prior to the date of the Officer's Certificate of Collateral Balance plus the amount of Funded Cash held by the Trustee as of the date of such Officer's Certificate less the sum of (i) the principal amount of all outstanding First Mortgage Bonds (other than First Mortgage Bonds delivered to the Trustee) as of the date of such Officer's Certificate; (ii) the principal amount of all Outstanding Debt Securities issued under the Indenture immediately prior to the delivery of such Officer's Certificate; (iii) the aggregate principal amount of all outstanding debt securities (other than First Mortgage Bonds) of the Company secured by a lien on the Mortgaged Property prior to the lien of the Indenture which are Outstanding as of the date of such Officer's Certificate; and (iv) the aggregate Fair Value of all Mortgaged Property released from the lien of the Indenture after the Collateral Balance Date and prior to the date of such Officer's Certificate.

First Mortgage Bonds

      First Mortgage Bonds to be made the basis for the authentication and delivery of Debt Securities (a) will be delivered to, and registered in the name of, the Trustee or its nominee and will be owned and held by the Trustee, subject to the provisions of the Indenture, for the benefit of the Holders of all Debt Securities Outstanding from time to time; (b) will mature or be subject to mandatory redemption on the same dates, and in the same principal amounts, as such Debt Securities; and (c)(i) may, but need not, bear interest and (ii) may, but need not, contain provisions for the redemption thereof at the option of the Company, any such redemption to be made at a redemption price or prices not less than the principal amount of such First Mortgage Bonds. (Sections 1504 and 1507). To the extent that First Mortgage Bonds do not bear interest, Holders of Debt Securities will not have the benefit of the lien of the Mortgage in respect of an amount equal to accrued interest, if any, on the Debt Securities; however, such Holders will nevertheless have the benefit of the lien of the Indenture in respect of such amount.

      Any payment by the Company of principal of or premium or interest on the First Mortgage Bonds delivered to and held by the Trustee will be applied by the Trustee to the payment of any principal, premium or interest, as the case may be, in respect of the Debt Securities which is then due and, to the extent of such payment, the obligation of the Company under the Indenture to make such payment in respect of the Debt Securities will be deemed satisfied and discharged. If, at the time of any such payment of principal of First Mortgage Bonds, there shall be no principal then due in respect of the Debt Securities, the proceeds of such payment will be deemed to constitute Funded Cash and will be held by the Trustee as part of the Mortgaged Property, to be withdrawn, used or applied as provided in the Indenture. If, at the time of any such payment of premium or interest on First Mortgage Bonds, there shall be no premium or interest then due in respect of the Debt Securities, such payment will be remitted to the Company at its request; provided, however, that, if an Event of Default, as described below, shall have occurred and be continuing, such payment shall be held as part of the Mortgaged Property until such Event of Default shall have been cured or waived. (Section 1508 and "Withdrawal of Cash" below). Any payment by the Company of principal of or premium or interest on Debt Securities authenticated and delivered on the basis of the delivery to the Trustee of First Mortgage Bonds (other than by application of the proceeds of a payment in respect of such First Mortgage Bonds) will, to the extent thereof, be deemed to satisfy and discharge the obligation of the Company, if any, to make a payment of principal, premium or interest, as the case may be, in respect of such First Mortgage Bonds which is then due. (Section 1508).

      The Trustee may not sell, assign or otherwise transfer any First Mortgage Bonds except to a successor Trustee under the Indenture. (Section 1510.) At the time any Debt Securities that have been authenticated and delivered upon the basis of First Mortgage Bonds cease to be Outstanding (other than as a result of the application of the proceeds of the payment or redemption of such First Mortgage Bonds), the Trustee will surrender to, or upon the order of, the Company an equal principal amount of such First Mortgage Bonds. (Section 1509).

Release of Property

      Unless an Event of Default has occurred and is continuing, the Company may obtain the release from the lien of the Indenture of any Mortgaged Property, except for cash or First Mortgage Bonds delivered to the Trustee, upon delivery to the Trustee of an Officer's Certificate of Collateral Balance showing a Collateral Balance which is not less than Fair Value of the property to be released.

      If the Company retains any interest in any property released from the lien of the Indenture, the Indenture will not become a lien on such property or such interest therein or any improvements, extensions or additions to such property or renewals, replacements or substitutions of or for such property or any part or parts thereof. (Section
1520).

Release of Mortgaged Property on the Basis of Cash or Government Obligations

      Mortgaged Property may also be released from the Lien of the Indenture on the basis of cash or Government
Obligations delivered to the Trustee in an amount equal to the Fair Value of the property to be released.""

Release of First Mortgage Bonds

     First Mortgage Bonds may generally be released from the lien of the Indenture upon delivery to the Trustee of an amount in cash, if any, by which the principal amount of the First Mortgage Bonds to be released exceeds the aggregate of: (a) the amount of any Outstanding Debt Securities delivered to the Trustee and (b) an amount which shall not exceed the Collateral Balance shown on the Officer's Certificate of Collateral Balance, provided that the Trustee will receive an Officer's Certificate showing that the Company meets the Total Equity Test. After the release of any First Mortgage Bonds, Debt Securities issued on the basis of such First Mortgage Bonds will be deemed to have been issued on the basis of Total Equity.

      The Indenture provides simplified procedures for the release of property which has been released from the lien of the Mortgage.

Withdrawal of Cash

      Unless an Event of Default has occurred and is continuing and subject to certain limitations, cash held by the Trustee may, generally, (1) be withdrawn by the Company
(a) to the extent of the Collateral Balance shown in the Officer's Certificate of Collateral Balance, provided that the Company also delivers to the Trustee an Officer's Certificate showing that the Company meets the Total Equity Test or (b) in an amount equal to the aggregate principal amount of any Outstanding Debt Securities delivered to the Trustee, or (2) upon the request of the Company, be applied to (a) the purchase of Outstanding Debt Securities or
(b) the payment (or provision therefor) at Stated Maturity of any Outstanding Debt Securities or the redemption (or provision therefor) of any Outstanding Debt Securities which are redeemable. (Section 1517). Any Outstanding Debt Securities which were authenticated and delivered on the basis of cash deposited with the Trustee which cash is withdrawn as contemplated in clause (a) above, shall after such withdrawal be deemed to have been authenticated and delivered on the basis of Total Equity.

Voting of First Mortgage Bonds

     The Indenture provides that the Trustee will, as holder of First Mortgage Bonds delivered as the basis for the issuance of Debt Securities, attend such meetings of bondholders under the Mortgage, or deliver its proxy in connection therewith, as such meetings relate to matters with respect to which it is entitled to vote or consent. The Indenture provides that, so long as no Event of Default has occurred and is continuing, the Trustee will, as holder of First Mortgage Bonds, (a) vote all such First Mortgage Bonds delivered under the Mortgage then held by it, or will consent with respect thereto, in favor of any or all amendments or modifications described under "DESCRIPTION OF THE MORTGAGE_Modification of the Mortgage;" and (b) with respect to any amendments or modifications to the Mortgage other than those amendments or modifications referred to in clause (a) above, vote all such First Mortgage Bonds delivered under the Mortgage, or consent with respect thereto, proportionately with the vote or consent of holders of all other First Mortgage Bonds outstanding under the Mortgage the holders of which are eligible to vote or consent, as evidenced by a certificate delivered by the trustee under the Mortgage; provided, however, that the
Trustee will not vote in favor of, or consent to, any amendment or modification of the Mortgage which, if it were an amendment or modification of the Indenture, would require the consent of Holders of Debt Securities as described under "Modification of the Indenture," without the prior consent of Holders of Debt Securities which would be required for such an amendment or modification of the Indenture. (Section 1511).

Events of Default

     The Indenture defines the occurrence of any one or more of the following events to be an "Event of Default":

     (a)      failure  to  pay  any  interest  on  any  Debt
       Security within 60 days after the same becomes due and payable;

     (b) failure to pay the principal of or premium, if any, on any Debt Security when due and payable;

     (c) failure to perform or breach of any other covenant or warranty of the Company in the Indenture (other than a covenant or warranty a default in the performance of which or breach of which is elsewhere in this paragraph specifically dealt with or which has expressly been included in the Indenture solely for the benefit of one or more series of Debt
       Securities other than such series), for 60 days after written notice to the Company by the Trustee, or to the Company and the Trustee by the Holders of at least 33% in principal amount of the Debt Securities Outstanding under the Indenture as provided in the Indenture;

     (d) certain events of bankruptcy, insolvency or reorganization; or

     (e) so long as the Trustee holds any Outstanding First Mortgage Bonds which were delivered to the Trustee as the basis for the authentication and delivery of Debt Securities which remain Outstanding, the occurrence of a matured event of default under the Mortgage (other than any such matured event of default which is of similar kind or character to the Event of Default described in (c) above and which has not resulted in the acceleration of the First Mortgage Bonds outstanding under the Mortgage); provided that the waiver or cure of any such event of default and the rescission and annulment of the consequences thereof shall constitute a waiver of the corresponding Event of Default under the Indenture and a rescission and annulment of the consequences thereof. (Section
       1521).

     (f) any other Event of Default specified with respect to the Debt Securities. (Section 801).

Remedies

      If an Event of Default occurs and is continuing, then either the Trustee or the Holders of not less than 33% in principal amount of the Outstanding Debt Securities may declare the principal amount (or if any of the Debt Securities are Discount Securities, such portion of the principal amount of such Debt Securities as may be specified in the applicable Prospectus Supplement) of all of the Debt Securities then outstanding to be due and payable immediately.

      At any time after such declaration of acceleration of maturity with respect to the Debt Securities then Outstanding has been made, but before any sale of any of the Mortgaged Property has been made by the Trustee and before a judgment or decree for payment of the money due has been obtained by the Trustee, the Event of Default giving rise to such declaration of acceleration will, without further act, be deemed to have been waived, and such declaration and its consequences will, without further act, be deemed to have been rescinded and annulled, if:

     (a) the Company has paid or deposited with the Trustee a sum sufficient to pay:

       (1) all overdue interest on the Debt Securities then outstanding;

       (2) the principal of and premium, if any, on the Debt Securities then outstanding which have become due otherwise than by such declaration of acceleration and interest thereon at the rate or rates prescribed therefor in such Debt Securities; and

       (3) all amounts due to the Trustee under the Indenture;

and

     (b)     any  other  Event or Events of  Default   other
       than the nonpayment of the principal of the Debt Securities which has become due solely by such declaration of acceleration, have been cured or waived as provided in the Indenture. (Sections 802 and 1522).

      If an Event of Default occurs and is continuing, the Holders of a majority in principal amount of the Outstanding Debt Securities will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, provided, however, that (a) such direction will not be in conflict with any rule of law or with  the  Indenture  and will not involve  the  Trustee  in personal liability in circumstances where reasonable indemnity would not in the Trustee's sole discretion be adequate and (b) the Trustee may take any other action it deems proper which is not inconsistent with such direction. (Sections 812 and 1530).

        The Indenture provides that, under certain circumstances and to the extent permitted by law, if an Event of Default occurs and is continuing, the Trustee has the power to take possession of, and to hold, operate and manage, the Mortgaged Property, or with or without entry, sell the Mortgaged Property. If the Mortgaged Property is sold, whether by the Trustee or pursuant to judicial proceedings, the principal of the Outstanding Debt Securities, if not previously due, will become immediately due, together with premium, if any, and any accrued interest. (See Sections 1523, 1524 and 1525).

      The Holders of a majority in principal amount of the then Outstanding Debt Securities may waive any past default under the Indenture except a default (a) in the payment of the principal of or premium, if any, or interest, if any, on any Outstanding Debt Security or (b) with respect to a covenant or provision of the Indenture which under the Indenture cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of any series affected. (Sections 813 and 1531).

      The right of a Holder of the Debt Securities to institute a proceeding with respect to the Indenture is subject to certain conditions precedent, but each Holder has an absolute right to receive payment of principal and premium, if any, and interest, if any, on or after the applicable due date specified in such Debt Security and to institute suit for the enforcement of any such payment. (Sections 807 and 808). The Indenture provides that the Trustee, within 90 days after the occurrence of any default thereunder, is required to give the Holders of the Debt Securities notice of such default, unless cured or waived; provided, however, that, except in the case of a default in the payment of principal of or premium, if any, or interest, if any, on the Debt Securities, the Trustee may withhold such notice if the Trustee determines that it is in the interest of such Holders to do so; and provided, further, that in the case of an Event of Default of the character specified above in clause (c) under "Events of Default," no such notice shall be given to such Holders until at least 75 days after the occurrence thereof. (Section 902).

      The Indenture provides that, after the Lien of the Indenture has been discharged, Events of Default and waivers thereof and remedies with respect thereto are applicable to the Debt Securities on a series by series basis.

     The Company will be required to furnish annually to the Trustee a statement by an appropriate officer as to such officer's knowledge of the Company's compliance with all conditions and covenants under the Indenture, such compliance to be determined without regard to any period of grace or requirement of notice under the Indenture. (Sections 802 and 1522).

Consolidation, Merger, Conveyance, Transfer or Lease

      The Company may not consolidate with or merge into any other corporation or convey, otherwise transfer or lease the properties and assets of the Company as or substantially as an entirety to any Person unless (a) the corporation formed by such consolidation or into which the Company is merged or the Person which acquires by conveyance or other transfer, or which leases, the properties and assets of the Company as or substantially as an entirety is a corporation organized and existing under the laws of the United States, or any State or Territory thereof or the District of Columbia, and such corporation executes and delivers to the Trustee a supplemental indenture which contains an assumption by such corporation of the due and punctual payment of the principal of and premium, if any, and interest, if any, on the Debt Securities and the performance of all of the covenants and conditions of the Company under the Indenture and, so long as the Lien of the Indneture has not been discharged, which contains a grant, conveyance, transfer and mortgage by such corporation confirming the lien of the Indenture on the Mortgaged Property and subjecting to such lien all property thereafter acquired by such corporation which shall constitute an improvement, extension or addition to the Mortgaged Property or renewal, replacement or substitution of or for any part thereof and, at the election of such corporation, subjecting to the lien of the Indenture such other property then owned or thereafter acquired by such corporation as such corporation shall specify and (b) in the case of a lease, such lease is made expressly subject to termination by the Company or by the Trustee at any time during the continuance of an Event of Default. (Sections 1101 and 1535). In the case of the conveyance or other transfer of the properties and assets of the Company as or substantially as an entirety to any other Person, upon the satisfaction of all the conditions described above, the
Company would be released and discharged from all obligations under the Indenture and on the Debt Securities then Outstanding unless the Company elects to waive such release and discharge. (Sections 1102 and 1538).

     Unless otherwise indicated in the applicable Prospectus Supplement, there are no provisions that will afford the holders of Debt Securities protection in the event of a highly leveraged transaction involving the Company or that will require the repurchase of the Debt Securities upon a change in control of the Company.

Modification of Indenture

      Without the consent of any Holders of Debt Securities,
the  Company  and  the Trustee may enter into  one  or  more
supplemental  indentures,  in  form  satisfactory   to   the
Trustee, for any of the following purposes:

     (a) to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants of the Company in the Indenture and the Debt Securities;

     (b) to add to the covenants of the Company for the benefit of the Holders of all or any series of Outstanding Debt Securities or to surrender any right or power conferred upon the Company by the Indenture;

     (c) to add any additional Events of Default with respect to all or any series of Outstanding Debt
       Securities;

     (d) to change or eliminate any provision of the Indenture or to add any provision to the Indenture; provided that if such change, elimination or addition will adversely affect the interests of the
       Holders of Debt Securities of any series in any material respect, such change, elimination or addition will become effective with respect to such series only when there is no Debt Security of such series remaining Outstanding under the Indenture;

     (e)      to   establish  the  form  or  terms  of  Debt
       Securities  of  any  series  as  permitted   by   the
       Indenture;

     (f) to provide for the authentication and delivery of bearer securities and coupons appertaining thereto representing interest, if any, thereon and for the registration, exchange and replacement thereof and for the giving of notice to, and the solicitation of the vote or consent of, the holders thereof, and any matters incidental thereto;

     (g) to evidence and provide for the acceptance of appointment of a separate or successor Trustee under the Indenture with respect to the Debt Securities of one or more series and to add to or change any of the provisions of the Indenture as shall be necessary to provide for or to facilitate the administration of the trusts under the Indenture by more than one Trustee;

     (h) to provide for the procedures required to permit the utilization of a noncertificated system of registration for any series of Debt Securities;

     (i) to change any place or places where (1) the principal of and premium, if any, and interest, if any, on all or any series of Debt Securities shall be payable, (2) all or any series of Debt Securities may be surrendered for registration of transfer, (3) all or any series of Debt Securities may be surrendered for exchange, and (4) notices and demands to or upon the Company in respect of all or any series of Debt Securities may be served; or

     (j) to cure any ambiguity, defect or inconsistency or to make any other changes to the provisions of the Indenture with respect to matters and questions arising under the Indenture, provided such action shall not adversely affect the interests of the Holders of Debt Securities of any series in any material respect. (Section 1201).

     (k) to correct or amplify the description of any property at any time subject to the Lien of the Indenture; or better to assure, convey and confirm unto the Trustee any property subject or required to be subjected to the Lien of the Indenture; or to subject to the Lien of the Indenture additional property (including property of Persons other than the Company);

     (l) to exclude from the Lien of the Indenture any kind or character of property, provided, that any Mortgaged Property of such kind or character shall have been released from the Lien of the Indenture or shall be subject to a release application to the Trustee; or

     (m) to amend and restate the Indenture, as originally executed and delivered and as it may have been subsequently amended, in its entirety as
       discussed   under  "Discharge  of  Lien."    (Section
       1532).

      The consent of the Holders of a majority in aggregate principal amount of the Debt Securities of all series then Outstanding under the Indenture, considered as one class, is required for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the Indenture pursuant to one or more supplemental indentures; provided, however, that if less than all of the series of Debt Securities Outstanding under the Indenture are directly affected by a supplemental indenture, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of all series so directly affected, considered as one class, will be required; and provided, further, that if the Debt Securities of any series have been issued in more than one Tranche and if the proposed supplemental indenture directly affects the rights of the Holders of Debt Securities of one or more, but less than all, of such Tranches, then the consent only of the Holders of a majority in aggregate principal amount of the Outstanding Debt Securities of all Tranches so directly affected, considered as one class, will be required; and provided, further, that no such supplemental indenture will, without the consent of the Holder of each Outstanding Security under the Indenture of each such series directly affected thereby, (a) change the Stated Maturity of, or any installment of principal of or interest on, any Debt Security, or reduce the principal thereof or the rate of interest (or the amount of any installment of interest thereon), if any, thereon or redemption premium thereon, or change the method of calculating the rate of interest thereon, or reduce the amount of the principal of any Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof, or change the coin or currency (or other property) in which any Debt Security or any premium or the interest thereon is payable or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity of any Debt Security (or, in the case of redemption, on or after the Redemption Date), (b) (except as contemplated under "Discharge of Lien") terminate the lien of the Indenture on all or substantially all of the Mortgaged Property or deprive the Holders of the benefit of the lien of the Indenture, without, in any such case, the consent of the Holders of all Debt Securities then Outstanding (Section 1533), (c) reduce the percentage in principal amount of the Debt Securities Outstanding under such series, the consent of the Holders of which is required for any supplemental indenture or waiver of compliance with any provision of the Indenture or any default thereunder and its consequences, or to reduce the requirements for quorum and voting under the Indenture, or (d) modify certain of the provisions of the Indenture relating to supplemental indentures, waivers of certain covenants and waivers of past defaults.

      A supplemental indenture which changes or eliminates any covenant or other provision of the Indenture which has expressly been included solely for the benefit of one or more particular series of Debt Securities or one or more Tranches thereof, or which modifies the rights of the Holders of Debt Securities of such series or Tranches with respect to such covenant or other provision, shall be deemed not to affect the rights under the Indenture of the Holders of Debt Securities of any other series or Tranche. (Section
1202).

      The Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indenture or whether a quorum is present at a meeting of Holders of Debt Securities, (i) Debt Securities owned by the Company or any other obligor upon the Debt Securities or any Affiliate of the Company or of such other obligor (unless the Company, such Affiliate or such obligor owns all Outstanding Debt Securities under the Indenture, or all Outstanding Debt Securities of each such series and each such Tranche, as the case may be, determined without regard to this clause (i)) shall be disregarded and deemed not to be Outstanding; (ii) the principal amount of a Discount Security that shall be deemed to be Outstanding for such purposes shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon a declaration of acceleration of the Maturity thereof as provided in the Indenture; and (iii) the principal amount of a Debt Security denominated in one or more foreign currencies or a composite currency that will be deemed to be Outstanding will be the amount of Dollars which could have been purchased by the principal amount (or, in the case of a Debt Security described in clause (ii) above, of the amount described in such clause) of such currency or composite currency evidenced by such Debt Security. (Section 101).

      If the Company shall solicit from Holders any request, demand, authorization, direction, notice, consent, election, waiver or other Act, the Company may, at its option, by Company Order, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, election, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, election, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on the record date shall be deemed to be Holders for the purposes of (i) determining whether Holders of the requisite proportion of the Outstanding Debt Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act and for that purpose the Outstanding Debt Securities shall be computed as of the record date or
(ii) determining which Holders may revoke any such Act. Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of a Holder shall bind every future Holder of the same Debt Security and the Holder of every Debt Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Debt Security. (Section 104).

Discharge of Lien

      The Indenture may be amended and restated in its entirety, without the consent of the Holders of Debt Securities, to eliminate all terms and conditions relating to collateral security for the Debt Securities, with the result that the Indenture, as so amended and restated, and the Debt Securities would be entirely unsecured obligations of the Company. Such amendment and restatement, however, is subject to the following conditions:

     (a) no Event of Default shall have occurred and be continuing; and

     (b) (i) the Company's Charter has been duly amended to eliminate the restrictions on the issuance of unsecured indebtedness; or (ii) all preferred securities issued by the Company and outstanding are paid, retired or redeemed; or (iii) holders of such preferred securities consent to amend the Charter for the purpose of eliminating such restrictions.

      Upon the execution and delivery of an amendment and restatement of the Indenture as contemplated above, the lien of the Indenture will be deemed to have been satisfied and discharged and the Trustee will release, quit claim and otherwise turn over to the Company the Mortgaged Property. (Section 1532).

Defeasance

     Unless otherwise indicated in the applicable Prospectus Supplement for a series of Offered Securities, any series of Debt Securities, or any portion of the principal amount thereof, will be deemed to have been paid for purposes of the Indenture (except as to any surviving rights of registration of transfer or exchange expressly provided for in the Indenture), and the entire indebtedness of the
Company in respect thereof will be deemed to have been satisfied and discharged, if there shall have been irrevocably deposited with the Trustee or any Paying Agent (other than the Company), in trust: (a) money in an amount which will be sufficient, or (b) Government Obligations (as defined below), which do not contain provisions permitting the redemption or other prepayment thereof at the option of the issuer thereof, the principal of and the interest on which when due, without any regard to reinvestment thereof, will provide moneys which, together with the money, if any, deposited with or held by the Trustee or such Paying Agent, will be sufficient, or (c) a combination of (a) and (b) which will be sufficient, to pay when due the principal of and premium, if any, and interest, if any, due and to become due on such Debt Securities of such series or portions thereof. (Section 701). For this purpose, Government Obligations, include direct obligations of, or obligations unconditionally guaranteed by, the United States of America entitled to the benefit of the full faith and credit thereof and certificates, depositary receipts or other instruments which evidence a direct ownership interest in such obligations or in any specific interest or principal payments due in respect thereof.

      While there may be no legal precedent on point, it is possible that for federal income tax purposes any deposit contemplated in the preceding paragraph could be treated as a taxable exchange of the related Debt Securities for an issue of obligations of the trust or a direct interest in the cash and securities held in the trust. In that case, Holders of such Debt Securities would recognize a gain or loss for federal income tax purposes, as if their share of the trust obligations or the cash or securities deposited, as the case may be, had actually been received by them in exchange for their Debt Securities. In addition, such Holders thereafter would be required to include in income a share of the income, gain or loss of the trust. The amount so required to be included in income could be different from the amount that would be includable in the absence of such deposit. Prospective investors are urged to consult their own tax advisors as to the specific consequences to them of such deposit.

Resignation of Trustee

      The Trustee may resign at any time by giving written notice thereof to the Company or may be removed at any time by Act of the Holders of a majority in principal amount of the then Outstanding Debt Securities delivered to the
Trustee and the Company. No resignation or removal of the Trustee and no appointment of a successor Trustee will become effective until the acceptance of appointment by a successor Trustee in accordance with the requirements of the Indenture. So long as no Event of Default or event which, after notice or lapse of time, or both, would become an Event of Default has occurred and is continuing and except with respect to a Trustee appointed by Act of the Holders, if the Company has delivered to the Trustee a resolution of its Board of Directors appointing a successor Trustee and such successor has accepted such appointment in accordance with the terms of the Indenture, the Trustee will be deemed to have resigned and the successor will be deemed to have been appointed as Trustee in accordance with the Indenture. (Section 910).

Book-Entry System - Global Debt Securities

     Unless otherwise specified in the applicable Prospectus Supplement, the Depository Trust Company, New York, New York ("DTC") will act as securities depository for the Debt Securities. In such case, the Debt Securities will be issued only as fully-registered securities registered in the name of Cede & Co. (DTC's partnership nominee). One or more fully-registered global certificates will be issued for the Debt Securities representing the aggregate principal amount of such series of Debt Securities, and will be deposited with DTC.

      DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code, and a "clearing agency" registered pursuant to the provisions of
Section 17A of the Exchange Act. DTC holds securities that its participants (the "Direct Participants") deposit with DTC. DTC also facilitates the settlement among Direct Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Direct Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Direct Participants include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations. DTC is owned by a number of its Direct Participants and by The New York Stock Exchange, Inc., the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with a Direct Participant, either directly or indirectly (the "Indirect Participants," and together with the Direct Participants, the "Participants"). The rules applicable to DTC and its Participants are on file with the Commission.

      Purchases of Debt Securities under the DTC system must be made by or through Direct Participants, which will receive a credit for the Debt Securities on DTC's records. The ownership interest of each actual purchaser of each Debt Security(a "Beneficial Owner") is in turn to be recorded on the Direct and Indirect Participants' respective records. Beneficial Owners will not receive written confirmation from DTC of their purchase, but Beneficial Owners are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the Direct or Indirect Participant through which the Beneficial Owner entered into the transaction. Transfers of ownership interests in the Debt Securities are to be accomplished by entries made on the books of
Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in Debt Securities, except in the event that use of the book-entry system for the Debt Securities is discontinued.

     To facilitate subsequent transfers, all Debt Securities deposited by Direct Participants with DTC are registered in the name of DTC's partnership nominee, Cede & Co. The deposit of the Debt Securities with DTC and their registration in the name of Cede & Co. effect no change in beneficial ownership. DTC has no knowledge of the actual
Beneficial Owners of the Debt Securities; DTC's records reflect only the identity of the Direct Participants to whose accounts such Debt Securities are credited, which may or may not be the Beneficial Owners. The Participants will remain responsible for keeping account of their holdings on behalf of their customers.

      Conveyance of notices and other communications by DTC to Direct Participants, by Direct Participants to Indirect Participants, and by Direct Participants and Indirect Participants to Beneficial Owners will be governed by
arrangements  among  them,  subject  to  any  statutory   or
regulatory requirements as may be in effect from time to time.

     Redemption notices shall be sent to Cede & Co. If less than all of the securities within an issue are being redeemed, DTC's practice is to determine by lot the amount of the interest of each Direct Participant in such series to be redeemed.

      Neither DTC nor Cede & Co. will consent or vote with respect to the Debt Securities. Under its usual procedures, DTC mails an omnibus proxy (an "Omnibus Proxy") to the Company as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Direct Participants to whose accounts the Debt Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

      Principal, premium, if any, and interest payments on the Debt Securities will be made to DTC. DTC's practice is to credit Direct Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payment on such payment date. Payments by Participants to Beneficial Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of such Participant and not of DTC, the underwriters, or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal, redemption premium, if any, and interest to DTC is the responsibility of the Company or the Trustee. Disbursement of such payments to Direct Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Direct and Indirect Participants.

       DTC may discontinue providing its services as securities depository with respect to the Debt Securities at any time by giving reasonable notice to the Company. Under such circumstances, in the event that a successor securities depository is not obtained, Debt Securities certificates are required to be printed and delivered. In addition, the Company may decide to discontinue use of the system of book-entry transfers through DTC (or a successor securities depository). In that event, Debt Securities certificates will be printed and delivered.

      The Company will not have any responsibility or obligation to Participants or the persons for whom they act as nominees with respect to the accuracy of the records of DTC, its nominee or any Direct or Indirect Participant with respect to any ownership interest in the Debt Securities, or with respect to payments to or providing of notice for the Direct Participants, the Indirect Participants or the Beneficial Owners.

      So long as Cede & Co. is the registered owner of the Debt Securities, as nominee of DTC, references herein to Holders of the Debt Securities shall mean Cede & Co. or DTC and shall not mean the Beneficial Owners of the Debt Securities.

      The information in this section concerning DTC and DTC's book-entry system has been obtained from DTC. Neither the Company, the Trustee nor the underwriters, dealers or agents takes responsibility for the accuracy or completeness thereof.


                 DESCRIPTION OF THE MORTGAGE

      The statements under this heading do not purport to be complete and are subject to the detailed provisions of the Mortgage, a copy of which has been filed as an exhibit to the Registration Statement of which this Prospectus is a part.

Security

     The First Mortgage Bonds, now or hereafter issued under the Mortgage, will be secured by the Mortgage, which constitutes, in the opinion of counsel for the Company, a first mortgage lien on all of the present properties of the Company (except as stated below), subject to (a) leases of minor portions of the Company's property to others for uses which, in the opinion of such counsel, do not interfere with the Company's business, (b) leases of certain property of the Company not used in its business, and (c) excepted encumbrances. There are excepted from the lien all cash and securities; certain equipment, materials or supplies; automobiles, other vehicles and aircraft; timber, mineral rights and royalties; and receivables, contracts, leases and operating agreements.

       The Mortgage contains provisions for subjecting after-acquired property (subject to pre-existing liens) to the lien thereof, subject to limitations in the case of consolidation, merger or sale of substantially all of the Company's assets.

      The Mortgage provides that the Mortgage Trustees shall have a lien on the mortgaged property, prior to the First Mortgage Bonds, for the payment of their reasonable compensation and expenses and for indemnity against certain liabilities.

     The Mortgage contains restrictions, some of which apply only so long as certain prior series are outstanding, on the acquisition of property subject to liens and on the issuance of bonds under divisional or prior lien mortgages.

Replacement Fund

      In addition to actual expenditures for maintenance and repairs, the Company is required to expend or deposit annually, for replacements and improvements in respect of the mortgaged electric, gas, steam and/or hot water utility property and certain automotive equipment, an amount equal to $800,000 plus 2-1/4% of net additions to the mortgaged electric, gas, steam and/or hot water utility property made after December 31, 1943 and prior to the beginning of the current year. Such requirement may be met by depositing cash or certifying gross property additions or expenditures for certain automotive equipment or by taking credit for First Mortgage Bonds and qualified lien bonds retired. Such cash may be withdrawn against gross property additions or waiver of the right to issue First Mortgage Bonds.

Issuance of Additional First Mortgage Bonds

      The maximum principal amount of First Mortgage Bonds which may be issued under the Mortgage is limited to one hundred billion dollars at any one time outstanding, subject to property additions, earnings and other limitations of the Mortgage. First Mortgage Bonds of any series may be issued from time to time on the bases of (1) 60% of unfunded property additions after adjustments to offset retirements;
(2) retirement of First Mortgage Bonds or qualified lien bonds; or (3) deposit of cash. Property additions generally include electric, gas, steam and/or hot water property acquired after December 31, 1943, but may not include securities, automobiles or other vehicles or aircraft or property used principally for the production or gathering of natural gas.

      With certain exceptions in the case of (2) above, the issuance of First Mortgage Bonds is subject to adjusted net earnings (before interest and income taxes) for 12 consecutive months out of the 15 months immediately preceding the issuance of such First Mortgage Bonds being at least twice the annual interest requirements on all First Mortgage Bonds at the time outstanding, including the additional issue, and all indebtedness of prior rank. Such adjusted net earnings are computed after provisions for retirement and depreciation of property at least equal to the replacement fund requirements for such period.

     The Company has reserved the right (without any consent or other action by holders of the 1999 Series First Mortgage Bonds or any subsequently created series, including the First Mortgage Bonds) to include nuclear fuel (and similar or analogous devices or substances) as property additions. The Company has also reserved the right to amend the Mortgage, without any consent or other action of the holders of the 2008 Series First Mortgage Bonds or any subsequently created series, to make available as property additions any form of space satellites (including solar power satellites), space stations and other analogous facilities.

      No First Mortgage Bonds may be issued on the basis of property additions subject to qualified liens if the qualified lien bonds secured thereby exceed 50% of such property additions, or if the qualified lien bonds and First Mortgage Bonds then outstanding which have been issued against property additions subject to continuing qualified liens and certain other items would be in the aggregate exceed 15% of the First Mortgage Bonds and qualified lien bonds outstanding.

Release and Substitution of Property

      Property may be released from the lien of the Mortgage upon the bases of (1) deposit of cash or, to a limited extent, purchase money mortgages, (2) property additions, after adjustments in certain cases to offset retirements and after making adjustments for qualified lien bonds outstanding against property additions, and (3) waiver of the right to issue First Mortgage Bonds without applying any earnings test. Cash may be withdrawn on the bases stated in
(2) and (3) above without meeting an earnings test. When property released is not funded property, property additions used to effect the release may again, in certain cases, become available as credits under the Mortgage, and the waiver of the right to issue First Mortgage Bonds to effect the release may, in certain cases, cease to be effective as such a waiver. Similar provisions are in effect as to cash proceeds of such property.

      The Mortgage contains special provisions with respect to qualified lien bonds pledged and disposition of moneys received on pledged prior lien bonds.

Modification

      The rights of the holders of First Mortgage Bonds may be modified with the consent of the holders of 70% of the First Mortgage Bonds, and, if fewer than all series of First Mortgage Bonds are affected, the consent also of the holders of 70% of the First Mortgage Bonds of each series affected. See "Description of Debt Securities - Voting of the First Mortgage Bonds". The Company has reserved the right without any consent or other action by holders of the 2000 Series First Mortgage Bonds or any subsequently created series, to substitute for the foregoing provision a provision to the effect that the rights of the holders of First Mortgage Bonds may be modified with the consent of holders of 66-2/3% of the First Mortgage Bonds and, if fewer than all series of First Mortgage Bonds are affected, the consent also of holders of 66-2/3% of the First Mortgage Bonds of each series affected. In general, no modification of the terms of payment of principal or interest, no modification of the obligations of the Company under Section 64 of the Mortgage (until the foregoing substitution is made), and no modification affecting the lien or reducing the percentage required for modification is effective against any holder of First Mortgage Bonds without his consent. See also "Issuance of Additional First Mortgage Bonds".

      As discussed under "DESCRIPTION OF DEBT SECURITIES - Voting of First Mortgage Bonds", the Indenture provides that the Trustee, as the holder of First Mortgage Bonds, will vote in favor of certain specified amendments to the Mortgage. Such amendments would, among other things:

     1. modify the release provisions to permit the release of mortgaged property in an amount equal to 10/6 of the aggregate principal amount of retired bonds which the Company elects to use as the basis for such release;

     2.   modify  the  release  provisions  to  permit   the
          release of unfunded mortgaged property, so long as the Company has at least $1 in unfunded property additions remaining;

     3. except from the lien of the Mortgage all types of property that are not eligible for use as the basis for the issuance of First Mortgage Bonds;

     4.   reduce   the   percentage   required   to   modify
          bondholders' rights from 70% or 66-2/3%, as the case may be, to a majority of First Mortgage Bonds outstanding;

     5. change the definition of "Funded Property" to mean only property specified by the Company with a fair value, to be determined by an independent expert, of not less than 10/7 of the amount of outstanding First Mortgage Bonds;

     6. issue First Mortgage Bonds under the Mortgage on the basis of bonds issued under other mortgages;

     7. allow the Company to implement a corporate division, whereby all or substantially all of the Company's assets and liabilities, including the outstanding First Mortgage Bonds, are divided among two or more successor corporations, one of which may be the Company;

     8. increase the bonding ratio from 60% to 70% of the cost or fair value (whichever is lower) of property additions and make correlative changes to provisions relating to the release of property;

     9. modify the net earnings test, to provide, among other things, that the period over which net earnings is computed shall be 12 out of the preceding 18 months, to specifically permit the inclusion in net earnings of revenues collected subject to possible refund, allowances for funds used during construction, and allowances for funds used for conservation expenses, to provide for no deduction for non-recurring charges and to specifically provide for the treatment of variable interest rates;

     10. modify the Mortgage to specifically provide that if the Company transfers all or substantially all property to a successor corporation pursuant to the provisions of Article XVI of the Mortgage, the Company would be released of all obligations under the Mortgage;

     11. permit the Company to replace a trustee under the Mortgage, so long as the Company is not in default under the Mortgage;

     12. permit the Company to amend the Mortgage without the consent of the holders of the First Mortgage Bonds outstanding thereunder to make changes which do not adversely affect the interests of the holders of such First Mortgage Bonds in any material respect;

     13. raise the minimum dollar amount of fire losses that must be payable to the Mortgage Trustees from $50,000 to an amount equal to the greater of $10,000,000 or 3% of the aggregate principal amount of First Mortgage Bonds outstanding on the date of a particular loss; and

     14. increase the amount of obligations secured by purchase money mortgage upon any property being released which can be used as the basis of such a release.

Default and Notice Thereof

      Defaults  are  defined in the Mortgage as  default  in
payment of principal; default for 60 days in payment of interest or of installments of funds for the retirement of First Mortgage Bonds; certain events in bankruptcy, insolvency or reorganization; defaults with respect to qualified lien bonds; and default for 90 days after notice in other covenants. The Mortgage Trustees may withhold notice of default (except in payment of principal, interest or funds for retirement of First Mortgage Bonds) if they determine that it is in the interest of the holders of First Mortgage Bonds to do so.

     The Mortgage Corporate Trustee or holders of 25% of the First Mortgage Bonds may declare the principal and accrued interest due on default, but a majority may annul such declaration if such default has been cured. No holder of First Mortgage Bonds may enforce the lien of the Mortgage without giving the Mortgage Trustees written notice of a default and unless the holders of 25% of the First Mortgage Bonds have requested the Mortgage Trustees in writing to act and have offered the Mortgage Trustees reasonable opportunity to act and indemnity satisfactory to the
Mortgage Trustees against the costs, expenses and liabilities to be incurred thereby and the Mortgage Trustees shall have failed to act. Holders of a majority of the First Mortgage Bonds may direct the time, method and place of conducting any proceedings for any remedy available to the Mortgage Trustees, or exercising any trust or power conferred upon the Mortgage Trustees.

      The  Company must file an annual certificate with  the
Mortgage  Corporate  Trustee  as  to  compliance  with   the
provisions of the Mortgage.


                    PLAN OF DISTRIBUTION

      The Company may sell the Debt Securities: (i) through one or more underwriters or dealers, (ii) directly to one or more purchasers, (iii) through one or more agents or (iv) through a combination of any such methods of sale. The applicable Prospectus Supplement with respect to the Offered Securities shall set forth the applicable terms of the offering of the Offered Securities, including the name or names of any underwriters, dealers or agents, the purchase price of such Offered Securities and the proceeds to the Company from such sale, any underwriting discounts and other items constituting underwriters' compensation, any initial public offering price and any discounts or concessions allowed or reallowed or paid by any underwriters to dealers. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers by any underwriters may be changed from time to time.

      If underwriters are used in the sale of the Offered Securities, such Offered Securities will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The underwriters with respect to a particular underwritten offering of Offered Securities will be named in the applicable Prospectus Supplement relating to such offering and, if an underwriting syndicate is used, the managing underwriter or underwriters will be set forth on the cover page of such Prospectus Supplement. In connection with the sale of Offered Securities, the underwriters may receive compensation from the Company or from purchasers in the form of discounts, concessions or commissions. The underwriters will be, and any dealers participating in the distribution of the Offered Securities may be, deemed to be underwriters within the meaning of the Securities Act of 1933, as amended (the "Securities Act"). The Company has agreed to indemnify the underwriters against certain civil liabilities, including liabilities under the Securities Act. The underwriting agreement pursuant to which any Offered Securities are to be sold will provide that the obligations of the underwriters are subject to certain conditions precedent and that the underwriters will be obligated to purchase all of the Offered Securities if any are purchased; provided that the agreement between the Company and the underwriters providing for the sale of the Offered
Securities may provide that under certain circumstances involving a default of one or more underwriters, that than all of the Offered Securities may be purchased.

      Offered Securities may be sold directly by the Company or through agents designated by the Company from time to time. The applicable Prospectus Supplement shall set forth the name of any agent involved in the offer or sale of the Offered Securities in respect of which such Prospectus Supplement is delivered as well as any commissions payable by the Company to such agent. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment.

       If so indicated in the applicable Prospectus Supplement, the Company will authorize agents, underwriters or dealers to solicit offers by certain specified institutions to purchase Offered Securities from the Company at the public offering price set forth in such Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to those conditions set forth in the applicable Prospectus Supplement, and such Prospectus Supplement will set forth the commission payable for solicitation of such contracts.


                    EXPERTS AND LEGALITY

     The Company's balance sheet as of December 31, 1994 and the statements of income, retained earnings, and cash flows and the related financial statement schedule for the year ended December 31, 1994, incorporated by reference in this Prospectus, have been incorporated by reference herein in reliance on the reports of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

      The financial statements and the related financial statement schedule as of December 31, 1993 and for each of the two years in the period ended December 31, 1993, incorporated in this Prospectus by reference to the 1994 10-K, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their reports dated February 11, 1994 (which reports expressed an unqualified opinion and included an explanatory paragraph relating to the Company's change in method of accounting for income taxes) also incorporated by reference herein, and have been so included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

     The legality of the Debt Securities will be passed upon for the Company by Reid & Priest LLP, New York, New York and Laurence M. Hamric, General Attorney - Corporate and
Securities of Entergy Services, Inc. and for any underwriters, dealers or agents by Winthrop, Stimson, Putnam & Roberts, New York, New York. However, all legal matters pertaining to the organization of the Company, titles to property, franchises and the lien of the Mortgage and all matters pertaining to Louisiana law will be passed upon only by Laurence M. Hamric, Esq.

       The statements as to matters of law and legal conclusions made under "DESCRIPTION OF DEBT SECURITIES" and "DESCRIPTION OF MORTGAGE BONDS" have been reviewed by Laurence M. Hamric, Esq. and, except as to "Security" under "DESCRIPTION OF DEBT SECURITIES" and "DESCRIPTION OF MORTGAGE BONDS," by Reid & Priest LLP, New York, New York, and are set forth herein in reliance upon the opinions of said counsel, respectively, and upon their authority as experts.

                           PART II
           INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.


                                                            Each
                                                Initial  Additional
                                                 Sale       Sale
  Filing Fees_Securities and Exchange
  Commission:
      Registration Statement                    $120,6        $
                                                    90    -
      Application_Declaration                    2,000
                                                          -
  *Rating Agencies' fees                        25,000      25,000
  *Trustees' fees                                7,000       3,000
  *Fees of Company's                            60,000      25,000
  Counsel...................................
  ........................
  *Fees of Entergy Services, Inc.               35,000      25,000
  *Accounting fees                              18,000      12,000
  *Printing and engraving costs                 30,000      20,000
  *Miscellaneous expenses (including Blue-      20,000      15,000
  Sky expenses)
                          *Total Expenses       $317,6     $125,00
                                                    90           0
___________________
* Estimated

Item 15.  Indemnification of Directors and Officers.

      The Company has insurance covering its expenditures which might arise in connection with its lawful indemnification of its directors and officers for certain of their liabilities and expenses. Directors and officers of the Company also have insurance which insures them against certain other liabilities and expenses. The corporation laws of Louisiana permit indemnification of directors and officers in a variety of circumstances, which may include liabilities under the Securities Act of 1933, as amended (the "Securities Act"), and under the Company's Restated Articles of Incorporation, as amended, its officers and directors may generally be indemnified to the full extent of such laws.

Item 16.  List of Exhibits. *

1(a)     -   Form  of  Underwriting Agreement for  the  Debt
             Securities.

4(a)     -   Form  of Indenture for Debt Securities,  to  be
             dated as of March 1, 1996 between the Company and Chemical Bank, as Trustee.


4(b)     -   Form of Debt Security.


4(c)     -   Form  of  Officer's Certificate to be  used  in
             designating  and  authorizing  the  terms   and
             conditions of any series of Debt Securities offered hereunder.

**4(d)   -   Mortgage  and  Deed  of Trust,  as  amended  by
             forty-nine Supplemental Indentures (7(d) in  2-
             5317  (Mortgage); 7(b) in 2-7408 (First);  7(c)
             in  2-8636 (Second); 4(b)-3 in 2-10412 (Third);
             4(b)-4  in 2-12264 (Fourth); 2(b)-5 in  2-12936
             (Fifth);  D  in 70-3862 (Sixth); 2(b)-7  in  2-
             22340  (Seventh);  2(c)  in  2-24429  (Eighth);
             4(c)-9  in 2-25801 (Ninth);  4(c)-10 in 2-26911
             (Tenth); 2(c) in 2-28123 (Eleventh); 2(c) in 2-
             34659  (Twelfth); C to Rule 24  Certificate  in
             70-4793   (Thirteenth);   2(b)-2   in   2-38378
             (Fourteenth);  2(b)-2  in 2-39437  (Fifteenth);
             2(b)-2  in  2-42523 (Sixteenth); C to  Rule  24
             Certificate  in  70-5242  (Seventeenth);  C  to
             Rule 24 Certificate in 70-5330 (Eighteenth); C-
             1   to   Rule   24   Certificate   in   70-5449
             (Nineteenth); C-1 to Rule 24 Certificate in 70-
             5550    (Twentieth);   A-6(a)   to   Rule    24
             Certificate in 70-5598 (Twenty-first);  C-1  to
             Rule   24   Certificate  in  70-5711   (Twenty-
             second); C-1 to Rule 24 Certificate in  70-5919
             (Twenty-third); C-1 to Rule 24  Certificate  in
             70-6102   (Twenty-fourth);  C-1  to   Rule   24
             Certificate in 70-6169 (Twenty-fifth);  C-1  to
             Rule  24 Certificate in 70-6278 (Twenty-sixth);
             C-1  to Rule 24 Certificate in 70-6355 (Twenty-
             seventh);  C-1  to Rule 24 Certificate  in  70-
             6508   (Twenty-eighth);   C-1   to   Rule    24
             Certificate in 70-6556 (Twenty-ninth);  C-1  to
             Rule 24 Certificate in 70-6635 (Thirtieth);  C-
             1  to  Rule 24 Certificate in 70-6834  (Thirty-
             first);  C-1 to Rule 24 Certificate in  70-6886
             (Thirty-second); C-1 to Rule 24 Certificate  in
             70-6993   (Thirty-third);  C-2   to   Rule   24
             Certificate  in  70-6993 (Thirty-fourth);   C-3
             to  Rule  24  Certificate in  70-6993  (Thirty-
             fifth);  A-2(a) to Rule 24 Certificate  in  70-
             7166 (Thirty-sixth); A-2(a) in 70-7226 (Thirty-
             seventh);  C-1  to Rule 24 Certificate  in  70-
             7270  (Thirty-eighth); 4(a) to Quarterly Report
             on  Form  10-Q for the quarter ended  June  30,
             1988, in 1-8474 (Thirty-ninth); A-2(b) to  Rule
             24  Certificate  in 70-7553 (Fortieth);  A-2(d)
             to  Rule  24  Certificate  in  70-7553  (Forty-
             first);  A-3(a) to Rule 24 Certificate  in  70-
             7822   (Forty-second);  A-3(b)   to   Rule   24
             Certificate  in  70-7822 (Forty-third);  A-2(b)
             to  Rule  24  Certificate in File  No.  70-7822
             (Forty-fourth); A-3(c) to Rule  24  Certificate
             in  70-7822  (Forty-fifth); A-2(c) to  Rule  24
             Certificate  dated  April 7,  1993  in  70-7822
             (Forty-sixth);  A-3(d) to Rule  24  Certificate
             dated  June 4, 1993 in 70-7822 (Forty-seventh);
             A-3(e)  to  Rule 24 Certificate dated  December
             21,  1993 in 70-7822 (Forty-eighth); A-3(f)  to
             Rule 24 Certificate dated August 1, 1994 in 70-
             7822  (Forty-ninth);  and  A-4(c)  to  Rule  24
             Certificate  dated September 28,  1994  in  70-
             7653 (Fiftieth).

4(e)         Form  of  Supplemental Indenture for the  First
             Mortgage Bonds.

5(a)     -   Opinion   of   Laurence  M.   Hamric,   General
             Attorney - Corporate and Securities of  Entergy
             Services,  Inc.,   as to the  legality  of  the
             securities being registered.

5(b)     -   Opinion  of Reid & Priest LLP, New York counsel
             for the Company, as to the legality of the securities being registered.

**12     -   Computations  of  Ratio of  Earnings  to  Fixed
             Charges   (filed  as  Exhibit  12(c)   to   the
             Company's Annual Report on Form 10-K for the period ended December 31, 1994, Exhibit 99(c) to the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1995, Exhibit
             99(c)  to  the  Company's Quarterly  Report  on
             Form 10-Q for the period ended June 30, 1995, and Exhibit 99(c) to the Company's Quarterly
             Report  on  Form  10-Q  for  the  period  ended
             September 30, 1995, each in File No. 1-8474).

23(a)    -   Consent  of Laurence M. Hamric, Esq.  (included
             in Exhibit 5(a)).

23(b)    -   Consent  of  Reid  & Priest  LLP  (included  in
             Exhibit 5(b)).

23(c)    -   Consent of Coopers & Lybrand L.L.P.

23(d)    -   Consent of Deloitte & Touche LLP.

24       -   Power  of  Attorney (contained on the signature
             page herein).

25       -   Statement of Eligibility of Trustee on Form  T-
             1  under  the Trust Indenture Act of  1939,  as
             amended   (the  "Trust  Indenture   Act"),   of
             Chemical Bank, Trustee.

______________
* Reference is made to a duplicate list of exhibits filed as part of the Registration Statement, which list, in accordance with Item 102 of Regulation S-T of the Securities and Exchange Commission (the "Commission") immediately precedes the exhibits being physically filed with the Registration Statement.

**   Incorporated herein by reference as indicated.



Item 17.  Undertakings.

     The undersigned registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement;

      (i)   To  include any prospectus required  by  Section
10(a)(3) of the Securities Act;

      (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

      provided, however, that paragraphs (1)(i) and (1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are incorporated by reference in this registration statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (4) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (5) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

     (6) That, for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (7) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

     (8) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                                  EXHIBIT 24

                      POWER OF ATTORNEY

     Each director and/or officer of the registrant whose signature appears below hereby appoints Gerald D. McInvale, William J. Regan, Jr., Laurence M. Hamric and Denise C. Redmann, and each of them severally, as his attorney-in-fact to sign in his name and behalf, in any and all capacities stated below, and to file with the Securities and Exchange Commission, any and all amendments, including post-effective amendments, to this registration statement, and the registrant hereby also appoints each such named person as its attorney-in-fact with like authority to sign and file any such amendments in its name and behalf.

                         SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that this Registration Statement has been signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Orleans, State of Louisiana, on the 9th day of January, 1996.

                          LOUISIANA POWER & LIGHT COMPANY


                          By  /s/John J. Cordaro
                              John J. Cordaro, President


      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

     Signature                 Title                 Date


 /s/Edwin Lupberger    Chairman of the Board,         January 9, 1996
  Edwin Lupberger         Chief Executive
                              Officer
                           and Director
                       (Principal Executive
                             Officer)

s/Gerald D. McInvale   Executive Vice President       January 9, 1996
  Gerald D. McInvale       Chief Financial
                             Officer,
                           and Director
                       (Principal Financial
                             Officer)

/s/Louis E. Buck          Vice President and          January 9, 1996
   Louis E. Buck      Chief Accounting Officer
                        (Principal Accounting
                             Officer)

/s/Michael B. Bemis          Director             January 9, 1996
   Michael B. Bemis

/s/Jerry L. Maulden          Director             January 9, 1996
   Jerry L. Maulden

/s/Donald C. Hintz           Director             January 9, 1996
   Donald C. Hintz

/s/Jerry D. Jackson          Director             January 9, 1996
   Jerry D. Jackson

/s/John J. Corodaro          Director             January 9, 1996
   John J. Cordaro